Exhibit (a)(1)(B)

Letter of Transmittal

to

Tender Shares of Common Stock

of

Essendant Inc.—CUSIP #296689102

Pursuant to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

ESSENDANT INC.

at

$12.80 Net Per Share

by

EGG MERGER SUB INC.,

a direct wholly owned subsidiary of

EGG PARENT INC.

and an affiliate of

STAPLES, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE (1) MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 22, 2018, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

Equiniti Trust Company

***By Mail: Equiniti Trust Company Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	***By Hand or Overnight Courier: Equiniti Trust Company Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. You must sign this Letter of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the Substitute Form W-9 set forth below.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

ACCOUNT NUMBER                    CERT SHARES                    BOOK SHARES                    TOTAL SHARES                     ISSUE NUMBER

FOR OFFICE USE ONLY Approved W-9 Completed
DESCRIPTION OF SHARES TENDERED
Account Registration (Please Fill in, if blank) Please make any address correction below	Share Certificate(s) and Share(s) Tendered (Please attach additional signed list, if necessary)
☐ indicates permanent address change	Certificate Number(s) and/or Indicate Book- Entry Shares	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered(1)(2)

Total Shares Tendered

(1)   If Shares (as defined below) are held in book-entry form, you must indicate the number of Shares you are tendering. Otherwise, all Shares held in book-entry form delivered to the Depositary will be deemed to have been tendered. By signing and submitting this Letter of Transmittal you warrant that these Shares will not be sold, including through limit order request, unless properly withdrawn from the Offer (as defined in the Offer to Purchase (as defined below)). See Instruction 4.

(2)   If you wish to tender fewer than all Shares represented by any certificate listed above, please indicate in this column the number of Shares you wish to tender. Otherwise, all Shares evidenced by share certificates (“Certificates”) delivered to the Depositary will be deemed to have been tendered. See Instruction 4.

☐   Check here if Certificates have been lost or mutilated. See Instruction 10.

Lost Certificates. I have lost my Certificate(s) for                  Shares and require assistance in replacing them. A $75.00 replacement fee, in the form of a check, must be sent in with this Letter of Transmittal. The check must be made payable to Shareowner Services. If additional forms and fees are needed, you will be contacted. See Instruction 10.

The names and addresses of the registered holders of the tendered Shares should be printed, if not already printed above, exactly as they appear on the Certificates tendered hereby.

This Letter of Transmittal is to be used by stockholders if Certificates are to be forwarded herewith or if Shares are held in book-entry form on the records of the Depositary.

Holders of Shares whose Certificates are not immediately available, or who cannot complete the procedure for book-entry transfer on a timely basis, or who cannot deliver all other required documents to the Depositary prior to the Expiration Time (as defined in the Offer to Purchase), must tender their Shares according to the guaranteed delivery procedure set forth in “The Tender Offer—Procedures for Accepting the Offer and Tendering Shares—Guaranteed Delivery” in the Offer to Purchase. See Instruction 2.

IMPORTANT STOCKHOLDER: SIGN HERE (Please Complete Substitute Form W-9 Included Herein or an Applicable Type of IRS Form W-8) (Signature(s) of Owner(s))

Name(s)

Capacity (Full Title)
(See Instructions)

Address

(Include Zip Code)

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on Certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by Certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

GUARANTEE OF SIGNATURE(S)

(If required—See Instructions 1 and 5)

APPLY MEDALLION GUARANTEE STAMP BELOW

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 5 and 6)
To be completed ONLY if the check for the purchase price of Shares accepted for payment is to be issued in the name of someone other than the undersigned. Issue To:
Name
(Please Print)

Address

(Include Zip Code)

(Recipient must complete Substitute Form W-9 below or an applicable type of IRS Form W-8)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the check for the purchase price of Shares accepted for payment is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under “Description of Shares Tendered.”

Mail To:

Name
(Please Print)

Address

(Include Zip Code)

Request for Taxpayer Identification Number and Certification—Substitute Form W-9 (Rev. 11/17)

Certification: Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

Social Security Number
		–	–
Employer Identification Number
/
3. I am a U.S. citizen or other U.S. person (as defined in the instructions below), and

4. The Foreign Account Tax Compliance Act (“FATCA”) code entered on this form (if any) indicating that the payee is exempt from FATCA reporting is correct. (No FATCA reporting code is required for accounts maintained In the United States.)

Exempt Payee Code: (Codes are available with the official IRS Form W-9 found at www.irs.gov.)

FATCAExemption Reporting Code:                  (Codes are available with the official IRS Form W-9 found at www.irs.gov.)

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Required: Check appropriate box for federal tax classification:

☐  Individual/sole proprietor    ☐  C Corporation    ☐  S Corporation    ☐  Partnership    ☐  Trust/estate

☐  Limited liability company. Enter tax classification (C=C corporation, S=S corporation, P=partnership):

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature:	Date:

NOTICE TO NON-RESIDENT ALIEN (“NRA”) INDIVIDUALS OR FOREIGN ENTITIES (e.g. foreign corporations, partnerships or trusts): DO NOT COMPLETE THE ABOVE SUBSTITUTE FORM W-9. NRA INDIVIDUALS MAY COMPLETE FORM W-8BEN, WHICH MAY BE OBTAINED AT www.irs.gov. FOREIGN ENTITIES NEED TO COMPLETE THE APPLICABLE TYPE OF FORM W-8 (REVISED AS OF 2017) AND RETURN THAT CERTIFICATION OF FOREIGN TAX STATUS. FAILURE TO COMPLETE THE FORM WILL SUBJECT THE RECIPIENT TO THE APPLICABLE FEDERAL TAX INCOME TAX WITHHOLDING.

PLEASE READ THE INSTRUCTIONS SET FORTH

IN THIS LETTER OF TRANSMITTAL CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Egg Merger Sub Inc., a Delaware corporation (“Purchaser”) and a direct wholly owned subsidiary of Egg Parent Inc., a Delaware corporation (“Parent”), pursuant to the Offer to Purchase dated September 24, 2018 (the “Offer to Purchase”), the above-described shares of common stock, par value $0.10 per share (the “Shares”), of Essendant Inc., a Delaware corporation (the “Company”), pursuant to the offer to purchase all outstanding Shares at a purchase price of $12.80 per Share, net to the seller in cash, without interest, subject to any deduction or withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in the Offer to Purchase and this Letter of Transmittal (such offer, as it may be amended or supplemented from time to time, the “Offer”). Receipt of the Offer to Purchase and this Letter of Transmittal is hereby acknowledged.

Upon the terms and subject to the conditions of the Offer (and, if the Offer is extended or amended, the terms of any such extension or amendment), and effective upon acceptance for payment of the Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of Purchaser all right, title and interest in and to all of the Shares that are being tendered hereby and distributions, rights, other Shares or other securities issued or issuable in respect thereof on or after September 24, 2018 (collectively, “Distributions”) and irrevocably constitutes and appoints Equiniti Trust Company (the “Depositary“) the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver Certificates for such Shares (and any and all Distributions) or transfer ownership of such Shares (and any and all Distributions) on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser, (ii) present such Shares (and any and all Distributions) for transfer on the books of the Company, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any and all Distributions), all in accordance with the terms of the Offer.

By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints Stefan Kaluzny, and any other designees of Purchaser, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote at any annual or special meeting of the Company’s stockholders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, and to otherwise act as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, all of the Shares (and any and all Distributions) tendered hereby and accepted for payment by Purchaser. This appointment will be effective if and when, and only to the extent that, Purchaser accepts such Shares for payment pursuant to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Shares in accordance with the terms of the Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such Shares (and any and all Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).

Purchaser reserves the right to require that, in order for the Shares or other securities to be deemed validly tendered, immediately upon Purchaser’s acceptance for payment of such Shares, Purchaser or its designees must be able to exercise full voting, consent and other rights with respect to such Shares (and any and all Distributions), including voting at any meeting of the Company’s stockholders.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and all Distributions and that, when the same are accepted for payment by Purchaser, Purchaser will acquire good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby and all Distributions. In addition, the undersigned shall remit and transfer promptly to the Depositary for the account of Purchaser all Distributions in respect of the Shares tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, Purchaser shall be entitled to all rights and privileges as owner of each such Distribution and may deduct from the purchase price of the Shares tendered hereby the amount or value of such Distribution as determined by Purchaser in its reasonable discretion.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in this Letter of Transmittal or in the Offer to Purchase, in each case as the same may be amended from time to time, this tender is irrevocable.

The undersigned understands that the valid tender of the Shares pursuant to any one of the procedures described in “The Tender Offer—Procedures for Accepting the Offer and Tendering Shares” in the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer (and, if the Offer is extended or amended, the terms or conditions of any such extension or amendment). Without limiting the foregoing, if the price to be paid in the Offer is amended in accordance with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 14, 2018, by and among the Company, Purchaser, Parent, and Staples, Inc. the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is stated in this Letter of Transmittal. The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, Purchaser may not be required to accept for payment any of the Shares tendered hereby.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if this Letter of Transmittal is signed by the registered holder(s) of Shares tendered herewith, unless such registered holder(s) has completed the box entitled “Special Payment Instructions” on the Letter of Transmittal. See Instruction 5.

2. Requirements of Tender. This Letter of Transmittal is to be completed by stockholders if Certificates are to be forwarded herewith or Shares are held in book-entry form on the records of the Depositary. Certificates, as well as this Letter of Transmittal (or a facsimile hereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Time. Stockholders whose Certificates are not immediately available or who cannot deliver all other required documents to the Depositary prior to the Expiration Time, may tender their Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in “The Tender Offer—Procedures for Accepting the Offer and Tendering Shares” in the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution (as defined in the Offer to Purchase); (ii) a properly completed and duly executed Notice of Guaranteed Delivery must be received by the Depositary prior to the Expiration Time; and (iii) the Certificates evidencing all tendered Shares, in proper form for transfer, in each case together with this Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Depositary within three trading days after the date of execution of such Notice of Guaranteed Delivery. If Certificates are forwarded separately to the Depositary, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

By signing and submitting this Letter of Transmittal, you warrant that these Shares will not be sold, including through limit order request, unless properly withdrawn from the Offer.

The method of delivery of this Letter of Transmittal, Certificates and all other required documents is at the option and the risk of the tendering stockholder, and the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

LETTERS OF TRANSMITTAL MUST BE RECEIVED IN THE OFFICE OF THE DEPOSITARY BY ONE (1) MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME ON OCTOBER 22, 2018.

No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be exchanged. All tendering stockholders, by execution of this Letter of Transmittal (or a facsimile hereof), waive any right to receive any notice of the acceptance of their Shares for payment.

3. Inadequate Space. If the space provided herein is inadequate, the Certificate numbers and/or the number of Shares and any other required information should be listed on a separate signed schedule attached hereto.

4. Partial Tenders. If fewer than all of the Shares evidenced by any Certificate and/or held in book-entry form are to be tendered, fill in the number of Shares that are to be tendered in the column entitled “Number of Shares Tendered” in the box entitled “Description of Shares Tendered” above. In that case, if any tendered Shares are purchased, a Direct Registration Book Entry Statement for the remainder of the Shares (including any Shares not purchased) evidenced by the old Certificate(s) will be issued and sent to the registered holder(s) promptly after the expiration date. Unless otherwise indicated, all Shares represented by the Certificate(s) and/or held in book-entry form set forth above and delivered to the Depositary will be deemed to have been tendered. In each case, Shares will be returned or credited without expense to the stockholder.

5. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Shares tendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any of the tendered Shares are registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

If this Letter of Transmittal or any Certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Essendant Inc. of the authority of such person so to act must be submitted. If this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of Certificates or separate stock powers are required unless payment is to be made or Certificates not tendered or not accepted for payment are to be issued in the name of a person other than the registered holder(s). Signatures on any such Certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Certificate(s) listed and transmitted hereby, the Certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the Certificate(s). Signature(s) on any such Certificates or stock powers must be guaranteed by an Eligible Institution.

6. Special Payment. If a check is to be issued in the name of a person other than the signer of this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal must be completed.

7. Substitute Form W-9. A tendering stockholder is required to provide the Depositary with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9. The purpose for this form is explained below under “Important Tax Information.” The stockholder must, under penalties of perjury, certify that such number is correct and that such stockholder is not subject to backup withholding of federal income tax or, alternatively, to establish another basis for exemption from backup withholding. If a tendering stockholder is subject to backup withholding, the stockholder must mark the Substitute Form W-9 accordingly. Failure to provide the information requested on the Substitute Form W-9 may subject the tendering stockholder to a $50 penalty imposed by the Internal Revenue Service and to federal income tax backup withholding at the applicable federal withholding rate of any payments made to the stockholder or other payee.

Certain stockholders (including, for example, corporations, financial institutions, tax-exempt entities and individual retirement account plans) are not subject to backup withholding. A foreign (“nonresident alien”) stockholder should submit an appropriate and properly completed IRS Form W-8, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. A facsimile, photocopy or scanned image of an IRS Form W-8 will not be accepted.

8. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery, IRS Form W-8 and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be directed to the Information Agent at the addresses and phone numbers set forth below, or from brokers, dealers, commercial banks or trust companies.

9. Waiver of Conditions. Subject to the terms and conditions of the Merger Agreement, Purchaser reserves the right, in its sole discretion, to waive, at any time or from time to time, any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.

10. Lost, Destroyed or Stolen Certificates. If your Certificates are lost, please check the appropriate box below. A $75.00 lost Certificate replacement fee must be mailed in with your completed Letter of Transmittal. If there are additional forms or fees needed, you will be contacted.

11. Withdrawal of Shares Tendered. Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Time by sending written notice of revocation to the Depositary at the address on the front of this Letter of Transmittal. Fax copies are not acceptable. After an effective withdrawal you may resubmit to the Depositary a completed replacement of this document and any other documents required by the Offer for properly tendering Shares prior to the Expiration Time.

Important: This Letter of Transmittal together with any required signature guarantees, and any other required documents, must be received by the Depositary prior to the Expiration Time and Certificates for tendered Shares must be received by the Depositary prior to the Expiration Time, or the tendering stockholder must comply with the procedures for guaranteed delivery.

IMPORTANT TAX INFORMATION

Under the federal income tax law, unless an exemption applies, a stockholder whose tendered Shares are accepted for payment is required to provide the Depositary with such stockholder’s correct TIN on the Substitute Form W-9. If such stockholder is an individual, the TIN is such stockholder’s Social Security Number. If the Depositary is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such stockholder may be subject to backup withholding based on the applicable tax rate of the reportable amount.

Certain stockholders (for example, corporations) are not subject to these backup withholding and reporting requirements. In order for a non-U.S. person to claim nonresident alien (or foreign) tax status and qualify for an exemption from backup withholding, such individual must submit an appropriate and properly completed IRS Form W-8, attesting to that individual’s foreign status. Normally, a foreign individual or corporation will provide an IRS Form W-8BEN or IRS Form W-8BEN-E. Intermediary entities will provide an IRS Form W-8IMY for the entity and an IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-9 for each beneficial owner along with a withholding statement. Each such IRS Form W-8 may be obtained from the Depositary. Exempt U.S. stockholders, other than foreign individuals (i.e., corporations, etc.) should furnish their TIN, include the applicable “Exempt payee” code and sign, date and return the Substitute Form W-9 to the Depositary.

If backup withholding applies, the Depositary is required to withhold a percentage of any reportable payments made to the stockholder at the applicable federal withholding rate. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the federal income tax liability of the stockholder subject to backup withholding and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a stockholder with respect to Shares tendered and accepted for payment pursuant to the Offer, the stockholder is required to notify the Depositary of such stockholder’s correct TIN (or the TIN of another payee) by completing the enclosed Substitute Form W-9 certifying that the TIN provided is correct.

Questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth below. Requests for copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery, the IRS Form W-8 and other tender offer materials may also be directed to the Information Agent. A stockholder may also contact such stockholder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Stockholders may call toll free: (800) 870-0126

Banks and Brokers may call collect: (212) 269-5550